UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2021

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Grove Street, Watertown, MA 02472
(Address of principal executive offices)(Zip Code)

(617) 923-1400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	SELB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.
On September 7, 2021, Selecta Biosciences, Inc. (the “Company”) entered into a Collaboration and License Agreement (the “Agreement”) with Cyrus Biotechnology, Inc. (“Cyrus”). Under the Agreement, Cyrus agreed to grant the Company an exclusive, worldwide license to certain intellectual property in order to form a protein engineering collaboration combining the Company’s ImmTOR platform with Cyrus’ ability to redesign protein therapeutics. The lead program in the collaboration is a proprietary interleukin-2 (IL-2) protein agonist designed to selectively promote expansion of regulatory T cells for the treatment of patients with autoimmune diseases and other deleterious immune conditions. The Company expects that novel engineered protein therapeutic candidates from the partnership will be used to expand the Company’s proprietary pipeline and further bolster its ImmTOR platform.
In return for the licensed intellectual property, Selecta is obligated to make an upfront payment and pay certain discovery, development, and sales-based milestones which could potentially total up to approximately $1.5 billion across multiple programs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: September 8, 2021	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer